                                                      Filed Pursuant to Rule 433
                                                    Registration No.: 333-121559

                       BANC OF AMERICA SECURITIES [LOGO]TM

                  --------------------------------------------

      THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS, AND THE ASSET
POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE
POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR
ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS)
AND ARE OFFERED ON A "WHEN, AS AND IF ISSUED" BASIS. YOU UNDERSTAND THAT, WHEN
YOU ARE CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL
COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN
PRICED AND WE HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY
"INDICATIONS OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES" GENERATED BY
US, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US.

      BECAUSE THE ASSET-BACKED SECURITIES ARE BEING OFFERED ON A "WHEN, AS AND
IF ISSUED" BASIS, ANY SUCH CONTRACT WILL TERMINATE, BY ITS TERMS, WITHOUT ANY
FURTHER OBLIGATION OR LIABILITY BETWEEN US, IF THE SECURITIES THEMSELVES, OR THE
PARTICULAR CLASS TO WHICH THE CONTRACT RELATES, ARE NOT ISSUED. BECAUSE THE
ASSET-BACKED SECURITIES ARE SUBJECT TO MODIFICATION OR REVISION, ANY SUCH
CONTRACT ALSO IS CONDITIONED UPON THE UNDERSTANDING THAT NO MATERIAL CHANGE WILL
OCCUR WITH RESPECT TO THE RELEVANT CLASS OF SECURITIES PRIOR TO THE CLOSING
DATE. IF A MATERIAL CHANGE DOES OCCUR WITH RESPECT TO SUCH CLASS, OUR CONTRACT
WILL TERMINATE, BY ITS TERMS, WITHOUT ANY FURTHER OBLIGATION OR LIABILITY
BETWEEN US (THE "AUTOMATIC TERMINATION"). IF AN AUTOMATIC TERMINATION OCCURS, WE
WILL PROVIDE YOU WITH REVISED OFFERING MATERIALS REFLECTING THE MATERIAL CHANGE
AND GIVE YOU AN OPPORTUNITY TO PURCHASE SUCH CLASS. TO INDICATE YOUR INTEREST IN
PURCHASING THE CLASS, YOU MUST COMMUNICATE TO US YOUR DESIRE TO DO SO WITHIN
SUCH TIMEFRAME AS MAY BE DESIGNATED IN CONNECTION WITH YOUR RECEIPT OF THE
REVISED OFFERING MATERIALS.

MBS NEW ISSUE - TERM SHEET ADDITIONAL DISCLOSURE

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C
$415,787,000 (APPROXIMATE)

BANC OF AMERICA FUNDING CORPORATION
DEPOSITOR

BANK OF AMERICA, NATIONAL ASSOCIATION
SPONSOR

WELLS FARGO BANK, N.A.
TRUSTEE

BANK OF AMERICA, NATIONAL ASSOCIATION
SERVICER

MARCH 15, 2006

BANC OF AMERICA SECURITIES LLC

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-C      $415,787,000 (approximate)
--------------------------------------------------------------------------------

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE,
WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN
(INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE
USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX
PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING
OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE
TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK
ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT
APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR
OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION
BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                                                                               2

BANC OF AMERICA SECURITIES LLC

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-C      $415,787,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

    o    CROSS-COLLATERALIZATION OF ALL OF THE LOAN GROUPS          PG. 4

    o    BAFC 2006-C REPLINES                                       PG. 5

    o    ASSUMPTIONS RELATING TO DECREMENT TABLES                   PG. 6

    o    DECREMENT TABLES                                           PG. 7

    o    AGGREGATE LOSS TABLES                                      PG. 12

    o    HISTORICAL VALUES OF ONE-YEAR LIBOR
         AND SIX-MONTH LIBOR                                        PG. 13

                                                                               3

BANC OF AMERICA SECURITIES LLC

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-C      $415,787,000 (approximate)
--------------------------------------------------------------------------------

                CROSS-COLLATERALIZATION OF ALL OF THE LOAN GROUPS

All of the Loan Groups are cross collateralized and constitute Crossed Groups.
After the class balances of Class A Certificates related to a Crossed Group have been reduced to zero, certain amounts otherwise payable to the Subordinate
Certificates may be paid to the Class A Certificates related to one or more of the other Crossed Groups. Please see "Description of the
Certificates--Cross-Collateralization" in the Disclosure Supplement.

                                                                               4

BANC OF AMERICA SECURITIES LLC

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-C      $415,787,000 (approximate)
--------------------------------------------------------------------------------

                                                        BAFC 2006-C REPLINES

                                                              CUT-OFF
             CUT-OFF         CURRENT         CURRENT NET     REMAINING
             UNPAID          MORTGAGE         MORTGAGE        TERM TO
            PRINCIPAL        INTEREST         INTEREST         STATED      LOAN       INITIAL          PERIODIC           GROSS
GROUP        BALANCE           RATE             RATE          MATURITY      AGE       RATE CAP         RATE CAP           MARGIN
-----    -------------     ------------    -------------      --------     ----     ------------     ------------      ------------

  1         440,773.18     6.7500000000     6.3700000000         359         1      1.0000000000     1.0000000000      2.7500000000
  1       2,958,575.77     6.2260489115     5.8460489115         359         1      2.0000000000     2.0000000000      2.2500000000
  1       3,631,600.00     6.1357528362     5.7557528362         360         0      2.0000000000     2.0000000000      2.2500000000
  1      16,106,516.11     6.1762509171     5.7962509171         359         1      2.0000000000     2.0000000000      2.2500000000
  1      12,568,244.00     6.2736809534     5.8936809534         360         0      2.0000000000     2.0000000000      2.2500000000
  2       1,342,360.66     5.1677957118     4.9127957118         352         8      5.0000000000     2.0000000000      2.2500000000
  2         450,638.70     5.3750000000     5.1200000000         353         7      5.0000000000     2.0000000000      2.2500000000
  2         491,465.13     6.2500000000     5.9950000000         358         2      5.0000000000     2.0000000000      2.2500000000
  2      28,232,344.07     6.1951742066     5.9401742066         359         1      5.0000000000     2.0000000000      2.2500000000
  2      36,709,159.00     5.7938224763     5.5388224763         360         0      5.0000000000     2.0000000000      2.2500000000
  2       4,095,761.00     6.4950982858     6.2400982858         358         2      5.0000000000     2.0000000000      2.2500000000
  2      50,806,149.09     5.8773409063     5.6223409063         359         1      5.0000000000     2.0000000000      2.2500000000
  2      51,722,771.00     5.8276936574     5.5726936574         360         0      5.0000000000     2.0000000000      2.2500000000
  3         477,528.98     5.8750000000     5.6200000000         355         5      5.0000000000     2.0000000000      2.2500000000
  3       5,004,499.24     6.0287153863     5.7737153863         359         1      5.0000000000     2.0000000000      2.2500000000
  3       7,621,020.00     6.2947089104     6.0397089104         360         0      5.0000000000     2.0000000000      2.2500000000
  3         886,500.00     6.1250000000     5.8700000000         358         2      5.0000000000     2.0000000000      2.2500000000
  3       6,265,903.86     5.9994381210     5.7444381210         359         1      5.0000000000     2.0000000000      2.2500000000
  3       7,263,100.00     6.0732194242     5.8182194242         360         0      5.0000000000     2.0000000000      2.2500000000
  4       2,763,839.62     6.0094493399     5.7544493399         359         1      5.0000000000     2.0000000000      2.2500000000
  4       5,986,588.00     5.8881449667     5.6331449667         360         0      5.0000000000     2.0000000000      2.2500000000
  4         439,920.00     5.7500000000     5.4950000000         356         4      5.0000000000     2.0000000000      2.2500000000
  4       1,034,500.00     6.3750000000     6.1200000000         358         2      5.0000000000     2.0000000000      2.2500000000
  4      68,209,302.69     6.1196869405     5.8646869405         359         1      5.0000000000     2.0000000000      2.2500000000
  4     103,209,748.40     6.0819834093     5.8269834093         360         0      5.0000000000     2.0000000000      2.2500000000

                             ORIGINAL      CUT-OFF       PAYMENT
             RATE            INTEREST       MONTHS        RESET
GROUP       CEILING          ONLY TERM     TO ROLL      FREQUENCY        INDEX
-----    -------------       ---------     --------     ---------       -------

  1      12.7500000000           0            5             6          6MO LIBOR
  1      12.2260489115           0            35           12          1YR LIBOR
  1      12.1357528362           0            36           12          1YR LIBOR
  1      12.1762509171          36            35           12          1YR LIBOR
  1      12.2736809534          36            36           12          1YR LIBOR
  2      10.1677957118           0            52           12          1YR LIBOR
  2      10.3750000000           0            53           12          1YR LIBOR
  2      12.5000000000           0            58           12          1YR LIBOR
  2      11.1951742066           0            59           12          1YR LIBOR
  2      10.7938224763           0            60           12          1YR LIBOR
  2      11.5266407146          60            58           12          1YR LIBOR
  2      10.8795137486          60            59           12          1YR LIBOR
  2      10.8276936574          60            60           12          1YR LIBOR
  3      10.8750000000           0            79           12          1YR LIBOR
  3      11.0287153863           0            83           12          1YR LIBOR
  3      11.2947089104           0            84           12          1YR LIBOR
  3      11.1250000000          84            82           12          1YR LIBOR
  3      10.9994381210          84            83           12          1YR LIBOR
  3      11.0732194242          84            84           12          1YR LIBOR
  4      11.0094493399           0           119           12          1YR LIBOR
  4      10.8881449667           0           120           12          1YR LIBOR
  4      10.7500000000          120          116           12          1YR LIBOR
  4      11.3750000000          120          118           12          1YR LIBOR
  4      11.1196869405          120          119           12          1YR LIBOR
  4      11.0819834093          120          120           12          1YR LIBOR

                                                                               5

BANC OF AMERICA SECURITIES LLC

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-C      $415,787,000 (approximate)
--------------------------------------------------------------------------------

                    ASSUMPTIONS RELATING TO DECREMENT TABLES

The tables set forth on the following pages have been prepared on the basis of the following assumptions (the "Modeling Assumptions"):

(a) each Loan Group consists of the hypothetical mortgage loans whose characteristics are presented in the replines on the previous page;

(b) the initial class balances and pass-through rates for the Offered
Certificates are as set forth or described in the table beginning on page 4 of the Term Sheet distributed on March 13, 2006;

(c) there are no Net Interest Shortfalls, Relief Act Reductions, delinquencies or Realized Losses with respect to the Mortgage Loans;

(d) scheduled payments of principal and interest with respect to the Mortgage
Loans are received on the applicable due date beginning on April 1, 2006;

(e) prepayments are received, together with a 30 days' interest thereon, on the last day of each month beginning in March 2006;

(f) the Mortgage Loans prepay at the indicated percentages of CPR;

(g) optional termination of the Trust does not occur;

(h) no Mortgage Loans are required to be repurchased from the Trust and no
Mortgage Loans are substituted for the Mortgage Loans included in the Trust on the Closing Date;

(i) the Certificates are issued on the Closing Date;

(j) cash payments on the Certificates are received on the 20th day of each month beginning in April 2006 in accordance with the priorities and amounts described in this prospectus supplement under "Description of the Certificates";

(k) One-Year LIBOR remains constant at 5.20% per annum; and

(l) Six Month LIBOR remains constant at 5.04875% per annum.

                                                                               6

BANC OF AMERICA SECURITIES LLC

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-C      $415,787,000 (approximate)
--------------------------------------------------------------------------------

                                            PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                                         AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                      CLASS 1-A-1 AND CLASS 1-A-2
                               -------------------------------------------------------------------------
Distribution Date                0%        10%        20%        25%        30%        40%        50%
-----------------               ----       ----       ----       ----       ----       ----       ----

March 31, 2006                   100       100        100        100        100        100        100
March 20, 2007                   100        89         79         74         69         58         48
March 20, 2008                   100        80         62         54         47         34         23
March 20, 2009                   99         71         49         40         32         19         11
March 20, 2010                   98         63         38         29         22         12         5
March 20, 2011                   97         55         30         22         15         7          3
March 20, 2012                   95         49         24         16         11         4          1
March 20, 2013                   94         43         19         12         7          2          1
March 20, 2014                   92         38         15         9          5          1          *
March 20, 2015                   91         34         12         6          3          1          *
March 20, 2016                   89         30         9          5          2          *          *
March 20, 2017                   87         26         7          3          2          *          *
March 20, 2018                   84         23         6          3          1          *          *
March 20, 2019                   82         20         4          2          1          *          *
March 20, 2020                   80         17         3          1          1          *          *
March 20, 2021                   77         15         3          1          *          *          *
March 20, 2022                   74         13         2          1          *          *          *
March 20, 2023                   71         11         2          1          *          *          *
March 20, 2024                   68         10         1          *          *          *          *
March 20, 2025                   64         8          1          *          *          *          *
March 20, 2026                   60         7          1          *          *          *          *
March 20, 2027                   56         6          *          *          *          *          *
March 20, 2028                   51         5          *          *          *          *          *
March 20, 2029                   46         4          *          *          *          *          *
March 20, 2030                   41         3          *          *          *          *          *
March 20, 2031                   35         2          *          *          *          *          *
March 20, 2032                   29         2          *          *          *          *          *
March 20, 2033                   23         1          *          *          *          *          *
March 20, 2034                   16         1          *          *          *          *          *
March 20, 2035                    8         *          *          *          *          *          0
March 20, 2036                    0         0          0          0          0          0          0

Weighted Average Life to
Maturity (in years) (1)         20.57      7.76       4.16       3.28       2.66       1.86       1.37

_____________________________
(1)   The weighted average life of a class of Certificates is determined by (i)
      multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
      dividing the sum by the initial class balance.

*     Less than 0.5%, but greater than Zero.

                                                                               7

BANC OF AMERICA SECURITIES LLC

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-C      $415,787,000 (approximate)
--------------------------------------------------------------------------------

                                            PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                                         AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                      CLASS 2-A-1 AND CLASS 2-A-2
                               -------------------------------------------------------------------------
Distribution Date                0%        10%        20%        25%        30%        40%        50%
-----------------               ----       ----       ----       ----       ----       ----       ----

March 31, 2006                   100       100        100        100        100        100        100
March 20, 2007                   100        89         79         74         68         58         48
March 20, 2008                   99         79         62         54         46         33         23
March 20, 2009                   98         71         48         39         32         19         11
March 20, 2010                   98         63         38         29         22         12         5
March 20, 2011                   97         56         30         22         15         7          3
March 20, 2012                   96         49         24         16         11         4          1
March 20, 2013                   94         43         19         12         7          2          1
March 20, 2014                   93         38         15         9          5          1          *
March 20, 2015                   91         34         12         6          3          1          *
March 20, 2016                   89         30         9          5          2          *          *
March 20, 2017                   87         26         7          3          2          *          *
March 20, 2018                   85         23         6          3          1          *          *
March 20, 2019                   83         20         4          2          1          *          *
March 20, 2020                   80         17         3          1          1          *          *
March 20, 2021                   77         15         3          1          *          *          *
March 20, 2022                   74         13         2          1          *          *          *
March 20, 2023                   71         11         2          1          *          *          *
March 20, 2024                   68         10         1          *          *          *          *
March 20, 2025                   64         8          1          *          *          *          *
March 20, 2026                   60         7          1          *          *          *          *
March 20, 2027                   56         6          *          *          *          *          *
March 20, 2028                   51         5          *          *          *          *          *
March 20, 2029                   47         4          *          *          *          *          *
March 20, 2030                   41         3          *          *          *          *          *
March 20, 2031                   35         2          *          *          *          *          *
March 20, 2032                   29         2          *          *          *          *          *
March 20, 2033                   23         1          *          *          *          *          *
March 20, 2034                   16         1          *          *          *          *          *
March 20, 2035                    8         *          *          *          *          *          *
March 20, 2036                    0         0          0          0          0          0          0

Weighted Average Life to
Maturity (in years) (1)         20.63      7.77       4.16       3.28       2.66       1.86       1.37

_____________________________
(1)   The weighted average life of a class of Certificates is determined by (i)
      multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
      dividing the sum by the initial class balance.

*     Less than 0.5%, but greater than Zero.

                                                                               8

BANC OF AMERICA SECURITIES LLC

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-C      $415,787,000 (approximate)
--------------------------------------------------------------------------------

                                            PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                                         AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                      CLASS 3-A-1 AND CLASS 3-A-2
                               -------------------------------------------------------------------------
Distribution Date                0%        10%        20%        25%        30%        40%        50%
-----------------               ----       ----       ----       ----       ----       ----       ----

March 31, 2006                   100       100        100        100        100        100        100
March 20, 2007                   99         89         79         73         68         58         48
March 20, 2008                   99         79         62         54         46         33         23
March 20, 2009                   98         70         48         39         32         19         11
March 20, 2010                   98         62         38         29         22         11         5
March 20, 2011                   97         55         30         22         15         7          3
March 20, 2012                   96         49         24         16         11         4          1
March 20, 2013                   95         43         19         12         7          2          1
March 20, 2014                   94         38         15         9          5          1          *
March 20, 2015                   92         34         12         7          3          1          *
March 20, 2016                   90         30         9          5          2          *          *
March 20, 2017                   88         26         7          4          2          *          *
March 20, 2018                   86         23         6          3          1          *          *
March 20, 2019                   83         20         4          2          1          *          *
March 20, 2020                   81         18         3          1          1          *          *
March 20, 2021                   78         15         3          1          *          *          *
March 20, 2022                   75         13         2          1          *          *          *
March 20, 2023                   72         11         2          1          *          *          *
March 20, 2024                   68         10         1          *          *          *          *
March 20, 2025                   65         8          1          *          *          *          *
March 20, 2026                   61         7          1          *          *          *          *
March 20, 2027                   56         6          *          *          *          *          *
March 20, 2028                   52         5          *          *          *          *          *
March 20, 2029                   47         4          *          *          *          *          *
March 20, 2030                   42         3          *          *          *          *          *
March 20, 2031                   36         2          *          *          *          *          *
March 20, 2032                   30         2          *          *          *          *          *
March 20, 2033                   23         1          *          *          *          *          *
March 20, 2034                   16         1          *          *          *          *          *
March 20, 2035                    8         *          *          *          *          *          0
March 20, 2036                    0         0          0          0          0          0          0

Weighted Average Life to
Maturity (in years) (1)         20.74      7.79       4.16       3.27       2.65       1.86       1.37

_____________________________
(1)   The weighted average life of a class of Certificates is determined by (i)
      multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
      dividing the sum by the initial class balance.

*     Less than 0.5%, but greater than Zero.

                                                                               9

BANC OF AMERICA SECURITIES LLC

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-C      $415,787,000 (approximate)
--------------------------------------------------------------------------------

                                            PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                                         AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                      CLASS 4-A-1 AND CLASS 4-A-2
                               -------------------------------------------------------------------------
Distribution Date                0%         10%        20%        25%       30%         40%        50%
-----------------               ----       ----       ----       ----       ----       ----       ----

March 31, 2006                   100       100        100        100        100        100        100
March 20, 2007                   100        90         79         74         69         58         48
March 20, 2008                   100        80         62         54         47         34         23
March 20, 2009                   100        72         49         40         32         20         11
March 20, 2010                   100        64         39         30         22         12         5
March 20, 2011                   100        57         31         22         16         7          3
March 20, 2012                   100        51         25         17         11         4          1
March 20, 2013                    99        45         20         13         8          3          1
March 20, 2014                    99        41         16         9          5          2          *
March 20, 2015                    99        37         13         7          4          1          *
March 20, 2016                    99        33         10         5          3          1          *
March 20, 2017                    97        29         8          4          2          *          *
March 20, 2018                    94        25         6          3          1          *          *
March 20, 2019                    92        22         5          2          1          *          *
March 20, 2020                    89        19         4          2          1          *          *
March 20, 2021                    86        17         3          1          *          *          *
March 20, 2022                    83        15         2          1          *          *          *
March 20, 2023                    79        13         2          1          *          *          *
March 20, 2024                    76        11         1          *          *          *          *
March 20, 2025                    71        9          1          *          *          *          *
March 20, 2026                    67        8          1          *          *          *          *
March 20, 2027                    62        7          1          *          *          *          *
March 20, 2028                    57        5          *          *          *          *          *
March 20, 2029                    52        4          *          *          *          *          *
March 20, 2030                    46        3          *          *          *          *          *
March 20, 2031                    40        3          *          *          *          *          *
March 20, 2032                    33        2          *          *          *          *          *
March 20, 2033                    25        1          *          *          *          *          *
March 20, 2034                    17        1          *          *          *          *          *
March 20, 2035                    9         *          *          *          *          *          *
March 20, 2036                    0         0          0          0          0          0          0

Weighted Average Life to
Maturity (in years) (1)         22.23      8.15       4.28       3.34       2.70       1.88       1.38

_____________________________
(1)   The weighted average life of a class of Certificates is determined by (i)
      multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
      dividing the sum by the initial class balance.

*     Less than 0.5%, but greater than Zero.

                                                                              10

BANC OF AMERICA SECURITIES LLC

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-C      $415,787,000 (approximate)
--------------------------------------------------------------------------------

                                            PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                                         AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                                  CLASS B-1, CLASS B-2 AND CLASS B-3
                               -------------------------------------------------------------------------
Distribution Date                0%        10%        20%        25%        30%        40%        50%
-----------------               ----       ----       ----       ----       ----       ----       ----

March 31, 2006                   100        100       100        100        100        100        100
March 20, 2007                   100        100       100        100        100        100        100
March 20, 2008                    99        99         99         99         99         86         73
March 20, 2009                    99        99         99         91         83         66         51
March 20, 2010                    99        99         82         68         58         40         26
March 20, 2011                    98        98         65         51         40         24         13
March 20, 2012                    97        97         52         38         28         14         6
March 20, 2013                    97        92         41         28         19         8          3
March 20, 2014                    96        82         33         21         13         5          2
March 20, 2015                    95        73         26         15         9          3          1
March 20, 2016                    93        65         20         11         6          2          *
March 20, 2017                    91        57         16         8          4          1          *
March 20, 2018                    89        50         12         6          3          1          *
March 20, 2019                    87        44         10         4          2          *          *
March 20, 2020                    84        38         7          3          1          *          *
March 20, 2021                    81        33         6          2          1          *          *
March 20, 2022                    78        29         4          2          1          *          *
March 20, 2023                    75        25         3          1          *          *          *
March 20, 2024                    71        21         3          1          *          *          *
March 20, 2025                    67        18         2          1          *          *          *
March 20, 2026                    63        15         1          *          *          *          *
March 20, 2027                    59        13         1          *          *          *          *
March 20, 2028                    54        11         1          *          *          *          *
March 20, 2029                    49         9         1          *          *          *          *
March 20, 2030                    43         7         *          *          *          *          *
March 20, 2031                    37         5         *          *          *          *          *
March 20, 2032                    31         4         *          *          *          *          *
March 20, 2033                    24         3         *          *          *          *          *
March 20, 2034                    16         2         *          *          *          *          *
March 20, 2035                    8          1         *          *          *          *          *
March 20, 2036                    0          0         0          0          0          0          0

Weighted Average Life to
Maturity (in years) (1)         21.33      13.44      7.37       6.04       5.19       4.01       3.23

_____________________________
(1)   The weighted average life of a class of Certificates is determined by (i)
      multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
      dividing the sum by the initial class balance.

*     Less than 0.5%, but greater than Zero.

                                                                              11

BANC OF AMERICA SECURITIES LLC

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-C      $415,787,000 (approximate)
--------------------------------------------------------------------------------

                AGGREGATE REALIZED LOSSES FOR THE MORTGAGE LOANS

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans in the aggregate, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date.

                                           SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF ALL CERTIFICATES
                                                         TO PREPAYMENTS AND REALIZED LOSSES

                                                                 PERCENTAGE OF CPR
                                       ----------------------------------------------------------------------
                           LOSS
                         SEVERITY
PERCENTAGE OF SDA       PERCENTAGE         0%        10%       20%        25%        30%       40%       50%
-----------------       ----------       -----      -----     -----      -----      -----     -----     -----

75%                        25%            0.76%      0.46%     0.29%      0.24%      0.19%     0.12%     0.08%
75%                        50%            1.52       0.92      0.59       0.47       0.38      0.25      0.16
100%                       25%            1.01       0.61      0.39       0.31       0.25      0.17      0.11
100%                       50%            2.01       1.22      0.78       0.63       0.51      0.33      0.22
150%                       25%            1.50       0.91      0.58       0.47       0.38      0.25      0.16
150%                       50%            2.99       1.82      1.16       0.93       0.75      0.49      0.32
200%                       25%            1.98       1.20      0.77       0.62       0.50      0.33      0.22
200%                       50%            3.95       2.41      1.54       1.24       1.00      0.66      0.43

                                                                              12

BANC OF AMERICA SECURITIES LLC

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-C      $415,787,000 (approximate)
--------------------------------------------------------------------------------

                       HISTORICAL VALUES OF ONE-YEAR LIBOR

Listed below are historical values of One-Year LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of One-Year LIBOR and may not be indicative of future rates. The source of the values shown below is British
Bankers' Association.

                                                             YEAR
                              -------------------------------------------------------------------
MONTH                           2006       2005       2004        2003         2002        2001
-----                         -------------------------------------------------------------------

January....................     4.85%      3.11%      1.48%       1.46%        2.40%       5.94%
February...................     4.95       3.27       1.47        1.46         2.57        5.11
March......................     5.12       3.57       1.37        1.38         2.48        4.91
April......................      --        3.81       1.34        1.27         3.06        4.58
May........................      --        3.71       1.82        1.29         2.64        4.44
June.......................      --        3.76       2.11        1.25         2.60        4.17
July.......................      --        3.90       2.39        1.16         2.27        4.19
August.....................      --        4.22       2.35        1.44         1.97        3.80
September..................      --        4.13       2.26        1.45         1.92        3.59
October....................      --        4.48       2.49        1.24         1.66        2.68
November...................      --        4.72       2.54        1.48         1.62        2.29
December...................      --        4.82       2.96        1.60         1.73        2.34

                      HISTORICAL VALUES OF SIX-MONTH LIBOR

Listed below are historical values of Six-Month LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of Six-Month LIBOR and may not be indicative of future rates. The source of the values shown below is British
Bankers' Association.

                                                             YEAR
                              -------------------------------------------------------------------
MONTH                           2006       2005       2004        2003         2002        2001
-----                         -------------------------------------------------------------------

January....................     4.71%      2.79%      1.22%       1.38%        1.96%       6.16%
February...................     4.82       2.97       1.21        1.35         2.08        5.22
March......................     4.98       3.19       1.17        1.34         2.04        4.95
April......................      --        3.39       1.16        1.23         2.36        4.64
May........................      --        3.43       1.38        1.26         2.12        4.30
June.......................      --        3.54       1.61        1.24         2.08        3.93
July.......................      --        3.73       1.90        1.12         1.95        3.90
August.....................      --        3.95       1.94        1.21         1.83        3.67
September..................      --        4.00       1.98        1.20         1.80        3.47
October....................      --        4.27       2.20        1.16         1.66        2.54
November...................      --        4.47       2.32        1.23         1.57        2.17
December...................      --        4.63       2.63        1.27         1.47        2.00

                                                                              13

BANC OF AMERICA SECURITIES LLC

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
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